EXHIBIT 99.1

FOR IMMEDIATE RELEASE—

For More Information Contact:

Hector Alonso, Chief Financial Officer

Facundo Castro, Investor Relations

Impsat Fiber Networks, Inc.

Tel: 54.11.5170.3700

www.impsat.com

or

John McInerney/ Robin Weinberg

Citigate Financial Intelligence

Tel: 201.499.3567

IMPSAT ANNOUNCES FIRST QUARTER 2004 RESULTS

(June 10, 2004—Buenos Aires, Argentina)—IMPSAT Fiber Networks, Inc. (“Impsat” or the “Company”), a leading provider of integrated broadband data, Internet and voice telecommunications services in Latin America, announced its results for the first quarter of 2004. All figures are in U.S. dollars.

(First quarter 2003 results discussed below are those of the Company before “fresh start” reporting required after its emergence from Chapter 11 at the end of the first quarter of 2003. As a consequence of “fresh start” reporting, the Company’s financial results after its Chapter 11 emergence are not comparable to those of prior periods.)

FIRST QUARTER 2004 HIGHLIGHTS

•	Total revenues for the first quarter of 2004 were $55.1 million, $ 3.7 million or 7.1% more than revenues of the previous quarter.

•	Operating expenses totaled $51.8 million, a decrease of $10.1 million, or 16.3%, compared to operating expenses for the corresponding period of 2003

•	EBITDA for the first quarter of 2004 totaled $13.4 million, an increase of $5.1 million as compared to EBITDA for the previous quarter.

•	Impsat Brazil continues to record positive EBITDA. First quarter 2004 EBITDA totaled $0.7 million as compared to $0.6 million of the fourth quarter of 2003.

•	Impsat recorded a net loss of $6.5 million for the three months ended March 31, 2004, compared to net loss of $9.6 million for the three months ended December 31, 2003.

•	At March 31, 2004, Impsat’s total indebtedness was $264.1 million, compared to $267.5 million at March 31, 2003.

FIRST QUARTER 2004 RESULTS

Overview

Impsat Fiber Networks, Inc. is pleased to report its results of operations for the first quarter of 2004.

During the first quarter of 2004, the Company’s operating expenses decreased without any reduction in revenues, as compared to the quarter ended December 31, 2003. During the first three months of 2004, operating expenses totaled $51.8 million, a 3.2% decrease from the quarter ended December 31, 2003.

Commenting on the results, Ricardo Verdaguer, Chairman and CEO of Impsat, stated: “Impsat continues to enhance operating efficiency. During the first quarter of 2004, we continued with our efforts to improve operational margins and reduce our expenses.

We are encouraged by the improved demand for our services throughout the region. This, coupled with the improving global telecom sector is positive for our continued good performance.”

Revenues

Total net revenues for the first quarter of 2004 were $55.1 million; a 7.1%, or $3.7 million, increase as compared to revenues for the three months ended December 31, 2003.

This increase in revenues over the two most recent fiscal quarters is the result of certain factors that negatively affected revenues in the fourth quarter of 2003. Primarily, during the fourth quarter of 2003, revenues were negatively affected by the Company’s previously reported settlement of a series of disputes with Global Crossing Ltd. (Global Crossing) and certain of its subsidiaries. These effects reduced the total net revenues for that fourth quarter by approximately $3.1 million.

Compared to the three months ended March 31, 2003, our net revenues decreased $1.0 million, or 1.8%. However, revenues for the first quarter of 2003, included $1.1 million corresponding to deferred revenues from the sale of IRUs that the Company was formerly recognizing as revenues over the life of the IRU. Starting in the second quarter of 2003, as a consequence of the application of fresh start reporting, the Company ceased recognition of these deferred revenues. Also, this cause affected principally our broadband and satellite line of business.

Excluding the effect of this event, revenues for the first quarter of 2004 would have increased by $0.1 million as compared to revenues for the first quarter of 2003.

Telephony revenues increased by $1.0 million, or 25.3%, during the first quarter of 2004 as compared to the same quarter in 2003 because of increased delivery of switched voice services to corporate customers in Argentina, increased traffic, new customers and new products in Peru, and the positive effect on revenues of certain consumer-price-index-based adjustments to certain of Company’s peso-denominated contracts in Argentina pursuant to Argentina’s February 2002 “pesification” law.

	Three Months Ended March 31,
	2003	% change(1)	2004
	(dollar amounts in thousands)
Broadband and satellite	$41,382	(4.4)	$39,573
Value added services (2)	4,781	(12.0)	4,206

Internet	5,733	4.4	5,984
Telephony	4,106	25.3	5,145

Total net revenues from services	$56,002	(2.0)	$54.908

(1)	Percentage increase (decrease) in first quarter of 2004 compared to first quarter of 2003.
(2)	Includes data center services, systems integration and other information technology solutions services.

Operating Expenses

Operating expenses for the three-month period ended March 31, 2004 totaled $51.8 million, a $10.1 million, or 16.3%, decrease from operating expenses for the corresponding period of 2003.

Total direct costs totaled $24.0 million, a decrease of $2.3 million, or 8.8%, as compared to direct costs for the first quarter of 2003. This decrease is mainly due to lower other direct costs and leased capacity costs.

Other direct costs for the first quarter of 2004 totaled $3.8 million, which represented a decrease of $0.9 millions or 20% compared to other direct cost for the first quarter of 2003. Other direct costs principally include sales commissions paid to Impsat’s sales force and to third-party sales representatives; provision for doubtful accounts; and licenses and other fees.

Leased capacity costs for the first quarter of 2004 totaled $15.8 million, which represented a decrease of $1.6 million or 9.3% compared to the first quarter of 2003. For the first quarter of 2004, satellite capacity costs decreased by $1.3 million to $5.9 million compared to satellite costs of $7.2 million for the corresponding period in the previous year. This reduction reflects favorable renegotiation of certain capacity agreements.

Salaries and wages for the first quarter of 2004 totaled $12.2 million, an increase of $1.5 million, or 13.8%, compared to the first quarter of 2003. This increase was, in part, related to the appreciation of the Brazilian Real and the Argentine peso in comparison to the same period in the previous year that was partially offset by a 2.4% decrease in headcount.

Selling, general and administrative expenses totaled $5.5 million for the first quarter of 2004, a decrease of $0.1 million, or 0.9%, compared to the first quarter of 2003. SG&A expenses for the first quarter of 2004 declined due principally to overall cost control measures.

Depreciation and amortization expenses for the first quarter of 2004 totaled $10.2 million, a decrease of $9.2 million (or 47.5%) compared to depreciation and amortization for the first quarter of 2003. The decrease in depreciation and amortization is primarily due to the application of fresh start accounting.

Interest Expense, Net

Net interest expense for the three months ended March 31, 2004 totaled $4.6 million, consisting of interest expense of $4.9 million and interest income of $0.3 million. This represented an increase of $2.9 million or 170.5 % as compared to the net interest expense for first quarter of 2003. Net interest expense increased principally because of “payment in kind” accretion to the Company’s outstanding senior guaranteed convertible notes and certain indebtedness of its subsidiaries, which collectively represented $3.3 million of the total interest expense for the three months ended March 31, 2004. Impsat’s total indebtedness at March 31, 2004 was $264.1 million, as compared to $267.5 million at March 31, 2003.

Effect of Foreign Exchange Losses and Gains

The Company recorded a net loss on foreign exchange for the first quarter of 2004 of $4.4 million, compared to a net gain on foreign exchange of $10.0 million for the three months ended March 31, 2003. The net loss on foreign exchange was primarily due to the depreciation during the first quarter of 2004 of the Venezuelan bolivar and the Brazilian real on the book value of the Company’s monetary assets and liabilities in Venezuela and Brazil. Impsat Argentina recorded a net loss on foreign exchange for the first quarter of 2004 of $0.6 million compared to a net gain on foreign exchange for the first quarter of 2003 of $0.6 million. Impsat Brazil recorded a net loss on foreign exchange for the first quarter of 2004 of $1.8 million, compared to a net gain of $9.6 million for the first quarter of 2003.

Operating (Loss) Income and Net (Loss ) Income

For the three months ended March 31, 2004, Impsat recorded a net loss of $6.5 million, compared to a net loss of $9.6 million for the three months ended December 31, 2003. For the first quarter of 2004, Impsat recorded operating income of $3.2 million, compared to operating loss of $2.0 for the previous quarter and operating loss of $5.8 million for the first three months of 2003.

EBITDA

The Company achieved positive EBITDA of $13.4 million during the first quarter of 2004. This represents a $5.1 million, or 62%, increase over EBITDA from the previous quarter.

As compared to the same period of 2003, EBITDA slightly decreased by 1% and totaled $13.5 million.

Impsat Brazil continued to post positive EBITDA, with EBITDA for the first quarter of 2004 totaling $0.7 million.

The Company’s EBITDA margin reached 24.3% during the first quarter of 2004, compared to 24.1% in the corresponding period of 2003.

Liquidity and Capital Resources

At March 31, 2004, we had total cash, cash equivalents and trading investments of $60.3 million, compared to $61.9 million at March 31, 2003.

Non-GAAP Financial Measures

The Company presents EBITDA as a supplemental measure of performance because it believes that EBITDA provides a more complete understanding of our operating performance before the impact of investing and financing transactions. EBITDA and EBITDA margins are among the more significant factors in management’s evaluation of Company-wide performance. EBITDA can be computed by adding depreciation and amortization to operating income (loss), excluding gains on extinguishment of debt. The reconciliation of EBITDA to Operating Income (Loss) is presented in Appendix I Supplemental Financial Information in this Press Release. EBITDA (earnings before interest, taxes, depreciation, amortization, and non-recurring items) should not be considered as an alternative to any measure of operating results as promulgated under accounting principles generally accepted in the United States such as operating income or net income, nor should it be considered as an indicator of our overall financial performance. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results. Moreover, our method for calculating EBITDA may differ from the method utilized by other companies and therefore comparability may be limited.

IMPSAT Fiber Networks, Inc. is a leading provider of private telecommunications network and Internet services in Latin America. We offer integrated data, voice, data center and Internet solutions, with an emphasis on broadband transmission, including IP/ATM switching, DWDM, and non-zero dispersion fiber optics. We provide telecommunications, data center and Internet services through our networks, which consist of owned fiber optic and wireless links, teleports, earth stations and leased satellite links. We own and operate 15 metropolitan area networks in some of the largest cities in Latin America, including Buenos Aires, Bogotá, Caracas, Quito, Guayaquil, Rio de Janeiro and São Paulo. The Company has also deployed fourteen facilities to provide hosting services. Impsat currently provides services to nearly 2,800 national and multinational companies, financial institutions, governmental agencies, carriers, ISPs and other service providers throughout the region. We have operations in Argentina, Colombia, Brazil, Venezuela, Ecuador, Chile, Peru and the United States and also provide our services in other countries in Latin America. Visit us at www.impsat.com

Statements made in this press release that state Impsat’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements. It is important to note that the company’s actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the company’s filings with the U.S. Securities and Exchange Commission (SEC). Copies of these filings may be obtained by contacting Impsat or the SEC.

(Tables to Follow)

IMPSAT FIBER NETWORKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (SUCCESSOR COMPANY)

AS OF DECEMBER 31, 2003 AND MARCH 31, 2004

(In thousands of U.S. Dollars, except share amounts)

(Unaudited)

	Successor Company
	December 31, 2003	March 31, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$61,498	$60,082
Trading investments	2,474	253
Trade accounts receivable, net	31,213	32,026
Other receivables	11,630	14,088
Prepaid expenses	2,249	3,830

Total current assets	109,064	110,279

PROPERTY, PLANT AND EQUIPMENT, Net	315,817	308,877

NON-CURRENT ASSETS:
Investments in common stock	1,873	3,446
Other non-current assets	13,875	14,350

Total non-current assets	15,748	17,796

TOTAL	$440,629	$436,952

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable — trade	$37,095	$37,829
Current portion of long-term debt	11,851	27,553
Accrued and other liabilities	33,140	29,951

Total current liabilities	82,086	95,333
LONG-TERM DEBT, Net	249,394	236,537
OTHER LONG-TERM LIABILITIES	11,904	12,125

Total liabilities	343,384	343,995

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares outstanding as of December 31, 2003 and March 31, 2004
Common stock, $0.01 par value; 50,000,000 shares authorized, 10,100,000 shares issued and outstanding (including 150,000 and 100,000 restricted shares held in the 2003 Stock Incentive Plan as of December 31, 2003 and March 31, 2004, respectively)	101	101
Additional paid in capital	90,294	90,294
Retained earnings	9,477	3,005
Deferred stock-based compensation	(1,320)	(880)
Accumulated other comprehensive (loss) income	(1,307)	437

Total stockholders’ equity	97,245	92,957

TOTAL	$440,629	$436,952

IMPSAT FIBER NETWORKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2003 (PREDECESSOR COMPANY)

AND FOR THE THREE MONTHS ENDED MARCH 31, 2004 (SUCCESSOR COMPANY)

(In thousands of U.S. Dollars, except per share amounts)

(Unaudited)

	Predecessor Company	Successor Company
	Three Months Ended March 31, 2003	Three Months Ended March 31, 2004
NET REVENUES:
Broadband and satellite	$41,382	$39,573
Internet	5,733	5,984
Value added services	4,781	4,206
Telephony	4,106	5,145
Sales of equipment	74	152

Total net revenues	56,076	55,060

COSTS AND EXPENSES:
Direct costs:
Contracted services	4,125	4,327
Other direct costs	4,696	3,758
Leased capacity	17,407	15,790
Cost of equipment sold	48	97

Total direct costs	26,276	23,972
Salaries and wages	10,727	12,207
Selling, general and administrative	5,553	5,505
Depreciation and amortization	19,358	10,161

Total costs and expenses	61,914	51,845

Operating (loss) income	(5,838)	3,215

OTHER INCOME (EXPENSE):
Interest income	200	311
Interest expense (contractual interest of $21,801 for the three months ended March 31, 2003 (Predecessor))	(1,909)	(4,934)
Net gain (loss) on foreign exchange	9,969	(4,391)
Reorganization items	726,127
Other income (loss), net	2,923	(130)

Total other income (expense)	737,310	(9,144)

INCOME (LOSS) BEFORE INCOME TAXES	731,472	(5,929)
PROVISION FOR FOREIGN INCOME TAXES	(406)	(543)

NET INCOME (LOSS)	$731,066	$(6,472)

NET INCOME (LOSS) PER COMMON SHARE:
BASIC AND DILUTED	$8.00	$(0.64)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
BASIC AND DILUTED	91,429	10,051

NET INCOME (LOSS)	$731,066	$(6,472)

OTHER COMPREHENSIVE (LOSS) INCOME:
Foreign currency translation adjustment	(4,097)	167
Unrealized gain on investments available for sale	55	1,484
Reclassification adjustment for gains included in net income		93

TOTAL	(4,042)	1,744

COMPREHENSIVE INCOME (LOSS)	$727,024	$(4,728)

Appendix I

SUPPLEMENTAL FINANCIAL INFORMATION

Reconciliation of EBITDA to Operating (Loss) Income

	Three months ended
	March 31, 2003	June 30, 2003	September 30, 2003	December 31, 2003	March 31, 2004
EBITDA	13,520	7,345	11,085	8,273	13,376
Depreciation and Amortization	(19,358)	(8,969)	(10,312)	(10,396)	(10,161)
Gain on early extinguishment of debt	0	8,793	5,460	0	0
Operating Income (Loss)	(5,838)	7,169	6,233	(2,123)	3,215